QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
UnitedGlobalCom, Inc.:

We consent to the incorporation by reference in the following registration statements of UnitedGlobalCom, Inc. and subsidiaries (the Company) of our reports dated March 11, 2005, except as to Note 27 to the consolidated financial statements, which is as of April 27, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of the consolidated financial statements), with respect to the consolidated balance sheets of UnitedGlobalCom, Inc. as of December 31, 2004 and 2003, and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2004, and all related financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004 (which report expresses an unqualified opinion on management's assessment of the effectiveness of the Company's internal control over financial reporting and an adverse opinion on the effectiveness of the Company's internal control over financial reporting and includes explanatory paragraphs relating to the revision of management's report on internal control over financial reporting due to a material weakness), appearing in the December 31, 2004 annual report on Form 10-K/A of UnitedGlobalCom, Inc. and subsidiaries.

Form	Registration Statement No.	Description
S-8	333-84234	1993 Employee Stock Option Plan, effective March 13, 2002
S-8	333-84236	1993 Director's Stock Option Plan, effective March 13, 2002
S-8	333-84238	1998 Director's Stock Option Plan, effective March 13, 2002
S-3	333-111839	Registration of Class A Common Stock, effective January 20, 2004
S-8	333-114909	Equity Incentive Plan, effective April 27, 2004
S-3	333-114902	Registration of Class A Common Stock, effective June 16, 2004
S-3	333-117079	Registration of 1 3/4% Convertible Senior Notes due 2024 and underlying Class A Common Stock, effective July 13, 2004
S-8	333-120309	401(k) Savings and Stock Ownership Plan, effective November 19, 2004

                      KPMG LLP

Denver, Colorado
April 27, 2005

QuickLinks

Consent of Independent Registered Public Accounting Firm